EXHIBIT 10.5.2 AMENDMENT (APRIL 16 2007) TO PROPERTY OPTION AGREEMENT MARCH 26, 2004

AMENDING AGREEMENT

THIS AMENDING  is made as of the  16th day of April, 2007.

BETWEEN:

ZAB RESOURCES INC. (formerly Bronx Ventures Inc.)

of Suite 100, 1255 West Pender Street, Vancouver,

British Columbia V6E 2V1

(hereinafter referred to as the “OPTIONEE”)

OF THE FIRST PART

AND

KARIN ANNA GERKE, of 910 Heatherton Court, Kamloops,

British Columbia V1S 1P9

(hereinafter referred to as "KARIN ANNA GERKE")

OF THE SECOND PART

AND:

THE SOLE EXECUTRIX AND TRUSTEE OF THE ESTATE OF RONALD C. WELLS, of 910 Heatherton Court, Kamloops,

British Columbia V1S 1P9

 (hereinafter referred to as the "EXECUTRIX AND TRUSTEE")

OF THE THIRD PART

(A)

The Optionee and Ronald C. Wells of 910 Heatherton Court, Kamloops, British Columbia V1S 1P9 (hereinafter referred to as “Ronald C. Wells”) entered into and executed an Option Agreement effective as of the 26th day of March, 2004 (hereinafter referred to as the “Option Agreement”) in respect to certain mineral claims (hereinafter referred to as the “Property”);

(B)

The Optionee and Ronald C. Wells amended the Option Agreement by means of an Amending Agreement dated the 8th day of March, 2005 (hereinafter referred to as the “First Amendment”);

(C)

The Optionee and Ronald C. Wells further amended the Option Agreement by means of an Amending Agreement dated the 12 day of September, 2006 (hereinafter referred to as the “Second Amendment”);

(D)

Ronald C. Wells passed away on February 10, 2007 and pursuant to the Last Will and Testament of Ronald C. Wells, his wife KARIN ANNA GERKE has been appointed as the sole EXECUTRIX AND TRUSTEE of all of his real and personal property, whatsoever and wheresoever situated, including any property over which Ronald C. Wells may have or have had, a general power of appointment as evidenced in Exhibit “A” to this Amending Agreement;

(E)

By means of this Amending Agreement, the parties to this Amending Agreement hereby wish to amend the Option Agreement, the First Amendment and the Second Amendment.

NOW THEREFORE in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:-

1.

Paragraph 2.2 (d) of the Option Agreement shall be deleted in its entirety and replaced with the following:-

“(d) on or before June 26, 2007, the Optionee shall pay the EXECUTRIX AND TRUSTEE the sum of Canadian $60,000 (Sixty Thousand Canadian Dollars)”.

2.

Paragraph 3.1 of the Option Agreement shall be deleted in its entirety and replaced with the following:-

“3.1 Option Exercise.  Upon the Optionee paying the sum of Canadian $60,000 (Sixty Thousand Canadian Dollars) to the EXECUTRIX AND TRUSTEE, the Optionee shall be deemed to have exercised the Option and to have acquired an undivided 100% right, title and interest in the Property, subject only to the NSR Royalty”.

3.

For greater certainty, the parties hereto agree that:

a)

Upon the aforementioned payment of Canadian $60,000 (Sixty Thousand Canadian Dollars) by the Optionee to the EXECUTRIX AND TRUSTEE, the Optionee will be deemed to have exercised the Option and to have acquired an undivided 100% right, title and interest in the Property, subject only to the NSR Royalty as provided for in Article 4 of the Option Agreement;

And;

b)  The Option Agreement will forthwith terminate.

4.

In the event that the Optionee shall be in default in making the aforementioned payment of Canadian $60,000 (Sixty Thousand Canadian Dollars) by June 26, 2007, then the Optionee shall be deemed to be in default of this Amending Agreement, and the Optionee will have 10 (ten) business days to cure such default (hereinafter referred to as the “Grace Period”).  In the event that the Optionee does not cure such default within the Grace Period, then:

a)

This Amending Agreement and the Option Agreement shall be deemed to have been terminated;

b)

The Property will be returned forthwith to the EXECUTRIX AND TRUSTEE;

And;

c)

There shall be no recourse against any party.

5.

KARIN ANNA GERKE and the EXECUTRIX AND TRUSTEE represent and warrant to the Optionee that:-

a)

KARIN ANNA GERKE is the sole EXECUTRIX AND TRUSTEE of the Estate of Ronald C. Wells;

b)

KARIN ANNA GERKE has the full and undisputed power, right and authority to enter into and deliver this Amending Agreement, and to observe the covenants herein;

c)

Neither the execution or delivery of this Amending Agreement, nor the observance of the provisions hereof, will conflict with or result in the violation, contravention or breach of, or constitute or result in a default under any agreement, written or oral, to which KARIN ANNA GERKE or the EXECUTRIX AND TRUSTEE may be a party or by which KARIN ANNA GERKE or the EXECUTRIX AND TRUSTEE may be bound;

And;

d)

This Amending Agreement has been duly executed and delivered by KARIN ANNA GERKE and the EXECUTRIX AND TRUSTEE and it constitutes a valid, legal and binding agreement enforceable against KARIN ANNA GERKE and the EXECUTRIX AND TRUSTEE.

6.

KARIN ANNA GERKE and the EXECUTRIX AND TRUSTEE shall and do hereby jointly and severally indemnify and save harmless the Optionee, its directors, officers, employees, servants, agents, contractors and shareholders from and against any and all claims, demands, actions, suits, proceedings, liabilities, losses, damages, costs, expenses, fees, fines, penalties, interests and deficiencies of any nature or kind whatsoever arising by virtue of or in respect of any inaccuracy, misstatement, misrepresentation, act or omission made by KARIN ANNA GERKE or by the EXECUTRIX AND TRUSTEE in connection with any matter set out herein.  The indemnities provided herein shall remain in full force and effect until all possible liabilities of the persons indemnified are extinguished by the operation of law.

7.

This Amending Agreement sets forth the entire agreement between the parties, and any persons, who have in the past or who are now representing either of the parties, with respect to the subject matter hereof and supersedes all prior communications, understandings, and agreements between the parties or any of them with respect to the subject matter hereof.

8.

KARIN ANNA GERKE and the EXECUTRIX AND TRUSTEE agree to execute and deliver, or cause to be executed and delivered, such further instruments and assurances, and to do such further acts and things, as may be necessary or desirable to give effect to this Amending Agreement.

9.

This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

10.

The parties may execute this Amending Agreement in counterparts and deliver same by facsimile, each facsimile being deemed to be an original and such counterparts being deemed to form one and the same instrument bearing the date set forth above notwithstanding the date of actual execution.

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IN WITNESS WHEREOF the parties have executed this Amending Agreement as of the date first above written.

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	KARIN ANNA GERKE

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	EXECUTRIX AND TRUSTEE Of the estate of Ronald C. Wells

ZAB RESOURCES INC.

(formerly Bronx Ventures Inc.)

Per:

Authorized Signatory

Exhibit "A"

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